UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	[X]	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

CytRx Corporation
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

11726 San Vicente Boulevard

Suite 650

Los Angeles, CA 90049

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of CytRx Corporation (the “Company”). The Special Meeting will be held at 10 a.m., Pacific Time, on September [●], 2021, at the Company’s corporate offices, located at 11726 San Vicente Blvd, Ste 650, Los Angeles, CA 90049.

Due to COVID-19, we may enforce appropriate social protocols as may be permissible under the law.

Please note that in order to gain admission to the site of the Special Meeting, all attendees will need to present a photo identification card.

Enclosed with this letter are your Notice of Special Meeting of Stockholders, proxy statement and proxy voting card. The attached proxy statement discusses the matter of business to be considered at the Special Meeting. Accordingly, we urge you to review the accompanying material carefully and to promptly return the enclosed proxy card or voting instruction form. On the following pages, we provide answers to frequently asked questions about the Special Meeting. The Notice of Special Meeting of Stockholders and proxy statement are also available at www.proxyvote.com.

The proxy statement discusses the proposals to be considered at the Special Meeting. Please review the voting materials at www.proxyvote.com. We are holding the Special Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1)	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of its authorized common stock, par value $0.001 per share (the “Common Stock”), from 41,666,666 shares to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock (the “Authorized Share Increase Proposal”), in order to comply with the Company’s contractual obligations under a securities purchase agreement entered into on July 13, 2021; and

2)	To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Authorized Share Increase Proposal (the “Adjournment Proposal”).

Our Board of Directors (the “Board”) has fixed the close of business on July 26, 2021 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment (s) or postponement(s) thereof.

As described in the proxy statement accompanying this notice, the Company is required, under the terms of a securities purchase agreement (the “Purchase Agreement”) entered into on July 13, 2021, to hold a special meeting of shareholders by September 25, 2021 for the purpose of obtaining stockholder approval for an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 shares.

If the Amendment is not approved by our stockholders, pursuant to the Purchase Agreement, we will be required to hold additional stockholder meetings every three months thereafter until such stockholder approval is obtained. Moreover, in the event such Amendment is not approved at the Special Meeting, and until such Amendment is approved at a future special meeting and a resale registration statement covering the sale of the Common Stock issuable upon conversion of our Series C 10.00% Convertible Preferred Stock (the “Series C Preferred Stock”) and exercise of certain Preferred Investment Options, in each case issued in connection with the Purchase Agreement, has been timely filed and declared effective in accordance with the Purchase Agreement and the related Registration Rights Agreement, dated July 13, 2021, in addition to the 10.00% dividend on the Series C Preferred Stock we will be obligated to pay, as partial liquidated damages and not as a penalty, monthly cash payments equal to the product of 2.0% multiplied by the aggregate subscription amount of $8,240,000 relating to the Series C Preferred Stock (the “Subscription Amount”) paid pursuant to the Purchase Agreement (subject to a cap of 24% of such Subscription Amount), which monthly payments would equal $164,800, and which cap would equal $1,977,600.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Special Meeting, please read the enclosed proxy statement and vote as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. You may vote via the Internet, by telephone, or by mail by following the instructions on your proxy card or voting instruction form you received. Voting online or by phone, written proxy, or voting instruction form ensures your representation at the Special Meeting regardless of whether you attend the Special Meeting. If you do attend the Special Meeting, you will, of course, have the right to revoke the proxy and vote your shares during the Special Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

On behalf of the Board, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Special Meeting in person.

Thank you for your ongoing support. I look forward to seeing you at the Special Meeting.

Sincerely,

/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer and Senior Vice President

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Meeting Date: September [●], 2021

To the Stockholders of CytRx Corporation:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of CytRx Corporation (the “Company”) will be held at 10 a.m. Pacific Time on September [●], 2021, at the Company’s corporate offices, located at 11726 San Vicente Blvd, Ste 650, Los Angeles, CA 90049. The Special Meeting will be held for the following purposes:

1)	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of its authorized common stock, par value $0.001 per share (the “Common Stock”), from 41,666,666 shares to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock (the “Authorized Share Increase Proposal”), in order to comply with the Company’s contractual obligations under a securities purchase agreement entered into on July 13, 2021; and

2)	To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Authorized Share Increase Proposal (the “Adjournment Proposal”).

As described in the proxy statement accompanying this notice (the “Proxy Statement”), the Company is required, under the terms of a securities purchase agreement (the “Purchase Agreement”) entered into on July 13, 2021, to hold a special meeting of shareholders by September 25, 2021 for the purpose of obtaining stockholder approval for an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 shares.

If the Amendment is not approved by our stockholders, pursuant to the Purchase Agreement, we will be required to hold additional stockholder meetings every three months thereafter until such stockholder approval is obtained. Moreover, in the event such Amendment is not approved at the Special Meeting, and until such Amendment is approved at a future special meeting and a resale registration statement covering the sale of the Common Stock issuable upon conversion of our Series C 10.00% Convertible Preferred Stock (the “Series C Preferred Stock”) and exercise of certain Preferred Investment Options, in each case issued in connection with the Purchase Agreement, has been timely filed and declared effective in accordance with the Purchase Agreement and the related Registration Rights Agreement, dated July 13, 2021, in addition to the 10.00% dividend on the Series C Preferred Stock we will be obligated to pay, as partial liquidated damages and not as a penalty, monthly cash payments equal to the product of 2.0% multiplied by the aggregate subscription amount of $8,240,000 relating to the Series C Preferred Stock (the “Subscription Amount”) paid pursuant to the Purchase Agreement (subject to a cap of 24% of such Subscription Amount), which monthly payments would equal $164,800, and which cap would equal $1,977,600.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” the Authorized Share Increase Proposal and “FOR” the Adjournment Proposal at the Special Meeting.

The Board of Directors has fixed the close of business on July 26, 2021 as the record date (the “Record Date”) determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of (i) our Common Stock and (ii) our Series C Preferred Stock on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any postponement(s) or adjournment(s) thereof. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting, and at the Special Meeting.

Whether or not you expect to attend the Special Meeting, please read the enclosed Proxy Statement and vote as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. You may vote online or by phone, or by mail by following the instructions on your proxy card or voting instruction form. Voting online or by phone, written proxy, or voting instruction form ensures your representation at the Special Meeting regardless of whether you attend the Special Meeting. If you do attend the Special Meeting, you will, of course, have the right to revoke the proxy and vote your shares during the Special Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and to vote during the Special Meeting.

Hard copies of this Notice of Special Meeting of the Stockholders, Proxy Statement and additional proxy materials are being mailed to stockholders of record beginning on or about August 9, 2021. The Proxy Statement is also available at www.proxyvote.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement(s) or adjournment(s) of the Special Meeting in person, we request that you vote by telephone or over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

By Order of the Board of Directors,

/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer and Senior Vice President

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER [●], 2021

Unless the context otherwise requires, in this proxy statement (the “Proxy Statement”), we use the terms “CytRx,” “we,” “our,” “us” and the “Company” to refer to CytRx Corporation and its subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock (including any holders of our Series C 10.00% Convertible Preferred Stock, par value $0.01 (the “Series C Preferred Stock” and, collectively with the Common Stock, the “Voting Securities”) on an as-converted basis, subject to the Beneficial Ownership Limitation (as defined in the Series C Preferred Stock Certificate of Designations)), par value $0.001 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of the Company, to be voted at a special meeting of stockholders of the Company (the “Special Meeting”) to be held on September [●], 2021, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Special Meeting. Hard copies of this Proxy Statement, along with the Notice and either a proxy card or a voting instruction form, are being mailed to our stockholders of record as of the close of business on July 26, 2021, beginning on or about August 9, 2021.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing John Caloz and Cristina Newman as our proxy agents as your proxy. The proxy agent will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Special Meeting. If you are unable to attend the Special Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What am I voting on?

At the Special Meeting, you will be asked to approve an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock (the “Authorized Share Increase Proposal” or “Proposal 1”), in order to comply with the Company’s contractual obligations under the Purchase Agreement (as defined herein), and to approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 1 (the “Adjournment Proposal” or “Proposal 2”).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of the proxy materials (consisting of this Proxy Statement, the accompanying Notice and the proxy card or voting instruction form). For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a copy of the proxy materials, including a proxy card, for shares held in your name and a voting instruction form for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on July 26, 2021. The record date is established by the Board as required by Delaware law. Only stockholders of record at the Record Date are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof.

Who is entitled to vote at the Special Meeting, and how many votes do they have?

The Company has two classes of voting stock, Common Stock and Series C Preferred Stock. Each holder of Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting. Each holder of Series C Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are then convertible (subject to the Beneficial Ownership Limitation with respect to any and all matters presented to the holders of Common Stock for their action or consideration. Holders of Series C Preferred Stock vote together with the holders of Common Stock as a single class, except as provided by law and except that the consent of holders of a majority of the outstanding Series C Preferred Stock is required to amend the terms of the Series C Preferred Stock. Holders of our Common Stock and Series C Preferred Stock will vote together as a single class on all matters described in this Proxy Statement.

As of the Record Date, there are 38,780,038 shares of Common Stock and 8,240 shares of Series C Preferred Stock (representing 9,363,637 shares of Common Stock on a fully converted basis, of which 2,809,553 may be voted together with the Common Stock as a single class due to the Beneficial Ownership Limitation) outstanding. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting, and at the Special Meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A Notice or Proxy Statement and voting instruction form have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instruction form the nominee included in the mailing or by following the nominee’s instructions for voting.

How do I vote?

If you are a record holder, you may vote your shares at the Special Meeting in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot. The ballot will be provided at the Special Meeting. To vote by proxy, you may choose one of the following methods to vote your shares:

●	Vote by Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 8:59 p.m. Pacific Time on September [●], 2021, which is the day before the Special Meeting. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

●	Vote by Telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your proxy card, when you call. You may vote by telephone until 8:59 p.m. Pacific Time on September [●], 2021, which is the day before the Special Meeting. Telephone voting is available 24 hours a day. If you vote via telephone, you do not need to vote by telephone or return a proxy card.

●	Vote by Mail: if you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

Submitting a proxy will not affect your right to attend the Special Meeting and vote.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed John Caloz and Cristina Newman as proxies for the Special Meeting.

Your proxy will be valid only if you complete and return it before the Special Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the Special Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction form, you may direct your nominee how to vote your shares. If you partially complete the voting instruction form but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” below. Alternatively, if you want to vote your shares in person at the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Special Meeting, you will not be able to vote your nominee-held shares in person at the Special Meeting.

Can I vote my shares in person at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Special Meeting by completing a ballot at the Special Meeting.

If you hold your shares in “street name,” you may vote your shares at the Special Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time by any of the following means:

●	Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy;

●	Completing and submitting a new valid proxy bearing a later date; or

●	Giving written notice of revocation to the Company by directing your request to: Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049.

What constitutes a quorum?

The holders of a majority of outstanding shares of our Common Stock (including our Series C Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation) as of the Record Date, either present in-person or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Regardless of whether a quorum is present at the Special Meeting, the chairman of the Special Meeting or the person presiding as chairman of the Special Meeting may recess the Special Meeting to a later date, without notice other than announcement at the Special Meeting. If an adjournment or postponement is for more than 30 days, or if after the adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, we will provide notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at the Special Meeting.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Under these rules, each of Proposal 1 and Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding either Proposal 1 or Proposal 2, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal.

Assuming a quorum is present at the Special Meeting, what vote is required to approve the proposals and what are my voting choices with respect to the proposals?

●	Proposal 1: You may choose to vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

●	Proposal 2: You may choose to vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

Because the approval of Proposal 1 requires the affirmative vote of the majority of the total number of shares outstanding rather than the votes cast at the Special Meeting, each of the failure to vote by proxy or vote in person at the Special Meeting or an abstention with respect to Proposal 1 has the same effect as a vote against the proposal. Because the approval of Proposal 2 requires the affirmative vote of the total number of shares present at the Special Meeting, a failure to vote by proxy or to vote in person has no effect on Proposal 2. An abstention will have the same effect as a vote against Proposal 2.

How are abstentions and broker non-votes treated for purposes of the Special Meeting?

Abstentions are included in the determination of the number of shares of Common Stock present at the Special Meeting for determining a quorum at the Special Meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting. Accordingly, an abstention will have the same effect as a vote against each of the Authorized Share Increase Proposal and the Adjournment Proposal.

Broker non-votes will be included in the determination of the number of shares of Common Stock present at the Special Meeting for determining a quorum at the Special Meeting. Because the approval of Proposal 1 requires the affirmative vote of the majority of the total number of shares outstanding rather than the votes cast at the Special Meeting, broker non-votes, to the extent applicable, will have no effect on Proposal 1. Because the approval of Proposal 2 requires the affirmative vote of the total number of shares present at the Special Meeting, a broker non-vote has the same effect as a vote “AGAINST” Proposal 2. Because your broker will have discretionary voting authority with respect to each of Proposal 1 and Proposal 2, a broker non-vote would only arise in the event that your broker does not receive your voting instructions and chooses not to exercise its discretionary voting authority with respect to such matter. We understand that certain brokers have a policy not to exercise discretionary voting authority. Therefore, we encourage you to instruct your broker how to vote your shares.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided. Attendance at the Special Meeting alone will not revoke your proxy.

Who counts the votes?

All votes will be tabulated by John Caloz, Chief Financial Officer of the Company, the inspector of election appointed for the Special Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies are being solicited by the Board on behalf of the Company. In addition, we have engaged Saratoga Proxy Consulting LLC (“Saratoga”), the proxy solicitation firm hired by the Company, at an approximate cost of $[●], to solicit proxies on behalf of our Board. Saratoga may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Saratoga as well as the reimbursement of expenses of Saratoga will be borne by us. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matters to be voted on at the Special Meeting.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote:

●	“FOR” the approval of the amendment to our Certificate of Incorporation to increase the number of shares of its authorized Common Stock, par value $0.001 per share, from 41,666,666 to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock; and

●	“FOR” the approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 1.

We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

As described above, under the rules of the NYSE, each of the Authorized Share Increase Proposal and the Adjournment Proposal is considered to be a “routine” matter. Accordingly, a broker will have discretionary authority to vote on the Authorized Share Increase Proposal and the Adjournment Proposal and may vote your shares for you if it does not receive instructions from you with respect to either or both of the Authorized Share Increase Proposal and the Adjournment Proposal.

How many shares of Common Stock and Series C Preferred Stock are outstanding?

As of July 26, 2021, there were 38,780,038 shares of Common Stock and 8,240 shares of Series C Preferred Stock (representing 9,363,637 shares of Common Stock on a fully converted basis) outstanding.

Where can I find the voting results of the Special Meeting?

The Company expects to publish the voting results of the Special Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact the Company’s Chief Financial Officer, John Caloz, by email at info@cytrx.com or by phone at 310-826-6289.

PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED OF COMMON STOCK

Our Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 (the “Amendment”), and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this Proxy Statement as Annex A.

We currently have a total of 41,666,666 shares of Common Stock and 833,333 shares of Preferred Stock authorized under our Certificate of Incorporation. Our Board is asking our stockholders to approve the Authorized Share Increase Proposal to amend the Company’s Certificate of Incorporation to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock, in order to comply with the Company’s contractual obligations under the Purchase Agreement. The number of shares of authorized Preferred Stock would remain unchanged.

Background and Purpose of the Proposal

Our Board has determined that it would be in the Company’s best interests and in the best interests of our stockholders to amend the Company’s Certificate of Incorporation to increase the number of shares of its authorized Common Stock from 41,666,666 to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock, in order to fulfill its contractual obligations under the Purchase Agreement (as defined herein). Each additional authorized share of Common Stock would have the same rights and privileges as each share of currently authorized Common Stock.

On July 13, 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed to sell in a registered direct offering (the “Registered Direct Offering”) 2,000,000 shares of the Company’s Common Stock at a price of $0.88 per share (the “Shares”). Concurrently with the sale of the Shares in the Registered Direct Offering, in a private placement offering pursuant to the Purchase Agreement (the “Private Placement” and, together with the Registered Direct Offering, the “July 2021 Offering”), the Company also agreed to sell to the same investor 8,240 shares of the Company’s Series C Preferred Stock at a price of $1,000 per share, initially convertible into an aggregate of up to 9,363,637 shares of the Company’s Common Stock, at a conversion price of $0.88 per share of Common Stock, together with preferred investment options (the “Preferred Investment Options”) to purchase up to 11,363,637 shares of Common Stock, with an exercise price of $0.88. The Series C Preferred Stock may not be converted until stockholder approval has been obtained to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock above 41,666,666 shares. The Preferred Investment Options have a term of five and one-half years, commencing on the date which the Amendment is filed and accepted with the Secretary of State of the State of Delaware (the “Authorized Share Increase Date”).

While the Board believes that the July 2021 Offering provided the Company with much needed equity financing, we do not have a sufficient number of authorized shares of Common Stock that are unreserved and available for issuance upon the conversion and exercise in full of the Series C Preferred Stock and Preferred Investment Options, respectively, issued in the Private Placement. Under the terms of the Purchase Agreement, we are required to hold a special meeting of shareholders by September 25, 2021 for the purpose of obtaining stockholder approval for the Amendment.

As of July 26, 2021, our authorized capital stock consisted of 41,666,666 shares of Common Stock, of which 38,780,038 shares were outstanding and 2,866,867 shares were reserved for issuance of outstanding options and warrants, and 833,333 shares of Preferred Stock of which 50,000 shares and 8,240 shares were designated as Series B Preferred Stock and Series C Preferred Stock, respectively. Additionally, as of July 26, 2021, subject to the Amendment of the Company’s Certificate of Incorporation, there were 9,363,637 shares and 11,363,637 shares of Common Stock issuable upon the conversion and exercise of the Series C Preferred Stock and Preferred Investment Options, respectively. Thus, as of the Record Date, we had 19,761 shares of authorized Common Stock remaining that were unissued and unreserved for issuance.

Series C 10.00% Convertible Preferred Stock

The Series C Preferred Stock is convertible into an aggregate of up to 9,363,637 shares of Common Stock at a conversion price of $0.88 per share of Common Stock, subject to the Beneficial Ownership Limitation, and upon the occurrence of stockholder approval to amend the Company’s Certificate of Incorporation. Under the terms of the Purchase Agreement, we are required to hold a special meeting of shareholders by September 25, 2021 for the purpose of obtaining stockholder approval for the Amendment.

The holders of the Series C Preferred Stock may vote their shares of Series C Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation (which Beneficial Ownership Limitation shall be calculated on a basis which includes the number of shares of Common Stock which are issuable upon conversion of the unconverted Series C Stated Value beneficially owned by a holder or any of its affiliates or Attribution Parties (as defined in the Series C Preferred Stock Certificate of Designations) on all matters submitted to the holders of Common Stock for approval. As of July 26, 2021, holders of Series C Preferred Stock may vote shares of Series C Preferred Stock representing 2,809,553 shares of Common Stock together with the Common Stock as a single class due to the Beneficial Ownership Limitation.

Preferred Investment Options

Holders of Preferred Investment Options may purchase up to 11,363,637 shares of Common Stock at an exercise price of $0.88 per share, subject to certain ownership limitations. Pursuant to the Purchase Agreement entered into in connection with the July 2021 Offering, the Company may not issue any shares of Common Stock upon the exercise of the Preferred Investment Options until the Authorized Share Increase Date. Under the terms of the Purchase Agreement, we are required to hold a special meeting of shareholders by September 25, 2021 for the purpose of obtaining stockholder approval for the Amendment. The Preferred Investment Options have a term of five and one-half years from the Authorized Share Increase Date. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock.

In accordance with its terms and subject to applicable laws, a Preferred Investment Option may be transferred at the option of the holder upon surrender of the Preferred Investment Option to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Except as otherwise provided in the Preferred Investment Options or by virtue of the holders’ ownership of shares of Common Stock, the holders of Preferred Investment Options do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Preferred Investment Option holders exercise their options.

Potential Consequences if Proposal 1 is Not Approved

If this proposal is not approved by our stockholders, pursuant to the Purchase Agreement, we will be required to hold additional stockholder meetings every three months thereafter until such stockholder approval is obtained. Moreover, in the event the Amendment is not approved at the Special Meeting, and until the Amendment is approved at a future special meeting and a resale registration statement covering the sale of the Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Preferred Investment Options, has been timely filed and declared effective in accordance with the Purchase Agreement and the related Registration Rights Agreement, dated July 13, 2021, in addition to the 10.00% dividend on the Series C Preferred Stock we will be obligated to pay, as partial liquidated damages and not as a penalty, monthly cash payments equal to the product of 2.0% multiplied by the aggregate subscription amount of $8,240,000 relating to the Series C Preferred Stock (the “Subscription Amount”) paid pursuant to the Purchase Agreement (subject to a cap of 24% of such Subscription Amount), which monthly payments would equal $164,800, and which cap would equal $1,977,600.

Rights of Additional Authorized Shares

If and when issued, the additional Common Stock to be authorized by adoption of the Amendment would have rights and privileges identical to our currently outstanding Common Stock. Those rights do not include preemptive rights with respect to the future issuance of any additional shares of Common Stock.

Potential Adverse Effects of Increase in Authorized Common Stock

Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on our earnings per share, book value per share, and the voting power and ownership interest of current stockholders. Stockholders should be aware that because we currently have almost no authorized but unissued shares of Common Stock remaining, the holder of our Series C Preferred Stock and Preferred Investment Options is currently prevented from converting its shares of Series C Preferred Stock and Preferred Investment Options into our Common Stock. As discussed above, as of July 26, 2021 and subject to stockholder approval of the Amendment to the Company’s Certificate of Incorporation, up to an aggregate of 9,363,637 shares and up to 11,363,637 shares of Common Stock were issuable upon the potential conversion of Series C Preferred Stock and exercise of Preferred Investment Options, respectively. As a result, future conversions of the Series C Preferred Stock and Preferred Investment Options would likely cause substantial dilution to existing stockholders.

Effective Time

If this proposal is approved by the stockholders, as soon as practicable after the Special Meeting, we will file the Amendment with the office of the Secretary of State of Delaware. Upon approval and following such filing with the Secretary of State of Delaware, the Amendment will become effective on the date it is filed.

Anti-Takeover Effects

The increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Required Vote

The approval of this proposal to effect the Amendment will require the affirmative vote of the holders of a majority of the shares of the Company’s outstanding Common Stock (including holders of our Series C Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation). Because the approval for Proposal 1 is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, the failure to vote by proxy or to vote in person or an abstention on Proposal 1 has the same effect as a vote against the proposal. As described above, this proposal is a “routine” matter. Therefore, your broker, bank or other nominee may vote your shares without receiving instructions from you on this proposal and, accordingly, we do not expect any broker non-votes on this proposal. A failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS

VOTE “FOR” APPROVAL OF PROPOSAL 1.

PROPOSAL 2 – THE ADJOURNMENT PROPOSAL

The Company is asking our stockholders to approve an adjournment of the Special Meeting from time to time, if necessary or appropriate, to permit further solicitation of proxies and vote of proxies in the event there are not sufficient votes in favor of Proposal 1.

Required Vote

The approval of this proposal to adjourn the Special Meeting to permit further solicitation of proxies and vote of proxies in the event there are not sufficient votes in favor of Proposal 1 will require the affirmative vote of a majority of the shares of Common Stock (including holders of our Series C Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation) present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal. Because the approval for Proposal 2 is based on the affirmative vote of the total number of shares present at the Special Meeting, a failure to vote by proxy or to vote in person or on Proposal 2 has no effect on the proposal. An abstention on Proposal 2 has the same effect as a vote against the proposal. As described above, this proposal is a “routine” matter. Therefore, your broker, bank or other nominee may vote your shares without receiving instructions from you on this proposal and, accordingly, we do not expect any broker non-votes on this proposal. A broker non-vote would have the same effect as a vote “AGAINST” Proposal 2. A failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS

VOTE “FOR” APPROVAL OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of July 26, 2021 for: (i) each of our directors; (ii) each of our executive officers; (iii) all of our directors and executive officers as a group; and (iv) all persons, to our knowledge, that are the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Shares of Common Stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of July 26, 2021, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the options, but not in computing the percentage ownership of any other person. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock shown, subject to applicable community property laws.

Percentage ownership is based on 38,780,038 shares of Common Stock outstanding on July 26, 2021. An asterisk (*) represents beneficial ownership of less than 1%.

Name of Beneficial Owner	Address	Common Stock Beneficially Owned		Percent of Common Stock
Louis Ignarro, Ph.D		598,404	(1)	1.5%
Steven A. Kriegsman		3,667,541	(2)	9.2%
Joel Caldwell		335,373	(3)	* %
John Y. Caloz		597,186	(4)	1.5%
Directors and officers as a group		5,198,504	(5)	12.8%

Greater than 5% Holders:
ImmunityBio, Inc.		1,969,697	(6)	5.1%

(1)	Includes 167,857 shares subject to options.
(2)	Includes 957,008 shares subject to options.
(3)	Includes 60,000 shares subject to options.
(4)	Includes 596,429 shares subject to options.
(5)	Includes 1,781,294 shares subject to options.
(6)	Based on a Schedule 13F dated June 6, 2019.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by not fewer than 120 days before the anniversary of the mailing of the release of the related proxy statement for such meeting, or February 14, 2022. However, if the date of our 2022 Annual Meeting changes by more than 30 days from the date on which our 2021 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and send our proxy materials for our 2022 Annual Meeting. Notice of stockholder proposals submitted outside of SEC Rule 14a-8 must be received by the same date. Stockholder proposals should be addressed to the Company at 11726 San Vicente Blvd, Suite 650, Los Angeles, California.

Stockholder proposals submitted other than for inclusion in our proxy materials or stockholder nominations for director must submit notice of such proposals or nominations by personal delivery or registered mail not fewer than 120 nor more than 150 days before the anniversary of the mailing of the proxy statement for the 2022 Annual Meeting of Stockholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery in the future of only a single copy of annual reports or proxy statements if they are currently receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE, ELECTRONICALLY BY INTERNET OR BY TELEPHONE, OR BY POSTAL MAIL, AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Annexes

(see following pages for each Annex referenced in the Proxy Statement)

Annex A

Form of Certificate of Amendment

to

Restated Certificate of Incorporation

of

CytRx Corporation

The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the Fourth Article and by replacing it with the following:

“FOURTH. The total number of shares of all classes of stock that the corporation shall have the authority to issue is Sixty-Three Million Two Hundred Twenty-Seven Thousand Two-Hundred Seventy-Three (63,227,273), of which Sixty-Two Million Three Hundred Ninety-Three Thousand Nine Hundred Forty (62,393,940) shall be common stock, par value $0.001 per share (the “Common Stock”), and Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (833,333) shall be preferred stock, par value $0.1 per share (the “Preferred Stock”).

The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, any qualifications, limitations or restrictions thereof.”

A-1

CYTRX CORPORATION
ATTN: JOHN CALOZ
11726 SAN VICENTE BLVD.
SUITE 650
LOS ANGELES, CA 90049

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September [•], 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September [•], 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58341-S29075

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CYTRX CORPORATION

The Board of Directors recommends you vote FOR the following Proposal 1

For Against Abstain

The Board of Directors recommends you vote FOR the following Proposal 2

For Against Abstain

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	▯	▯

Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer's title. If a partnership, please sign in the partnership's name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D58342-S29075

CYTRX CORPORATION
Special Meeting of Stockholders
September [•], 2021 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned stockholder of CytRx Corporation (the "Company") hereby revokes all prior proxies and constitutes and appoints Mr. John Y. Caloz and Ms. Cristina Newman, or either one of them, as proxies and attorneys-in-fact, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at **11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049 at 10:00 A.M., Pacific Daylight Time on [•], September [•], 2021** and at any postponement or adjournment thereof (the "Special Meeting"), upon the Proposals described in the Proxy Statement, dated August 9, 2021, the receipt of which is acknowledged, in the manner specified below.

This Proxy, if properly executed and returned prior to the Special Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted in accordance with the recommendations of the CytRx Board of Directors for Proposals 1 and 2, and in the proxy holder's discretion on all other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side